Exhibit 99.1

STR Holdings Announces Preliminary Fourth Quarter 2013 Results

Reports First Sequential Quarterly Sales Increase in Nine Quarters

EAST WINDSOR, Conn., Jan. 30, 2014 (GLOBE NEWSWIRE) — STR Holdings, Inc. (NYSE:STRI) today announced that it expects to record revenue of approximately $6.5 to $6.7 million for the fourth quarter of 2013, which would be its first sequential quarterly sales increase in nine quarters. Projected Adjusted EBITDA for the fourth quarter of 2013 is expected to be ($3.4) to ($3.9) million compared to ($4.6) million in the third quarter of 2013. The Company’s cash balance as of December 31, 2013 is estimated to approximate $58 million and its stockholders’ equity is anticipated to approximate $111 million.

The updated outlook reflects the Company’s current estimates as of the date of this press release and is subject to change based on further review by management and customary year-end audit performed by its independent accountants. The Company expects to report final 2013 financial results in its Annual Report on Form 10-K, which is anticipated to be filed with the Securities and Exchange Commission in March 2014.

Adjusted EBITDA represents net loss from continuing operations before interest income and expense, income tax benefit, depreciation, restructuring, asset impairment, stock-based compensation and certain non-recurring income and expenses from the results of operations.

About STR Holdings, Inc.

STR Holdings, Inc. is a provider of encapsulants to the photovoltaic module industry. Further information about STR Holdings, Inc. can be obtained via the Company’s website at www.strsolar.com.

Forward-Looking Statements

This press release and any oral statement made in respect of the information in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to inherent risks and uncertainties. These forward-looking statements present the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business and are based on assumptions that the Company has made in light of its industry experience and perceptions of historical trends, current conditions, expected future developments and other factors management believes are appropriate under the circumstances. However, these forward-looking statements are not guarantees of future performance or financial or operating results. In addition to the risks and uncertainties discussed in this press release, the Company faces risks and uncertainties that include, but are not limited to, the following: (1) the potential impact of pursuing strategic alternatives; (2) the potential impact of any merger or acquisition transactions or the dissolution and liquidation of our Company; (3) our potential inability to obtain satisfactory orders from Chinese module manufacturers for our new encapsulant products or to enter into satisfactory outsource arrangements with China-based encapsulant manufacturers on a timely basis or at all; (4) customer concentration in our business and our relationships with and dependence on key customers; (5) technological changes in the solar energy industry or our failure to develop and introduce or integrate new technologies could render our encapsulants uncompetitive or obsolete, particularly in China; (6) incurring losses for the foreseeable future; (7) our operations being subject to political and economic uncertainties in China; (8) limited legal recourse in China if disputes arise; (9) the potential inability to protect our intellectual property during the outsourcing of our products; (10) our ability to increase our market share; (11) product pricing pressures and other competitive factors; (12) excess capacity in the solar supply chain; (13) the extent to which we may be required to write off accounts receivable, inventory or other assets; (14) trade complaints and lawsuits diminishing the growth of the solar industry; (15) demand for solar energy in general and solar modules in particular; (16) the extent and duration of the current downturn in the global economy; (17) the impact negative credit markets may have on us or our customers or suppliers; (18) the timing and effects of the implementation of government incentives and policies for renewable energy, primarily in China and the United States; (19) the effects of the announced reductions to solar incentives in Germany and Italy; (20) operating new manufacturing facilities and increasing production capacity at existing facilities; (21) volatility in commodity costs, such as resin or paper used in our encapsulants, and our ability to successfully manage any increases in these commodity costs; (22) our dependence on a limited number of third-party suppliers for raw materials for our encapsulants and materials used in our processes; (23) our reliance on vendors and potential supply chain disruptions, including those resulting from bankruptcy filings by customers or vendors; (24) potential product performance matters and product liability; (25) our ability to protect our intellectual property; (26) the impact of changes in foreign currency exchange rates on financial results, and the geographic distribution of revenues and earnings; (27) maintaining sufficient liquidity in order to fund future profitable growth and long-term vitality; (28) outcomes of litigation and regulatory actions; and (29) the other risks and uncertainties described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in subsequent periodic reports on Forms 10-K, 10-Q and 8-K. You are urged to carefully review and consider the disclosure found in our filings which are available on http://www.sec.gov or http://www.strsolar.com. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove to be incorrect, actual results may vary materially from those projected in these forward-looking statements. We undertake no obligation to publicly update any forward-looking statement contained in this release, whether as a result of new information, future developments or otherwise, except as may be required by law.

CONTACT: STR Holdings, Inc.

Joseph C. Radziewicz

Vice President and Chief Financial Officer

(860) 763-7014, x7437

joseph.radziewicz@strholdings.com